                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                            SERENGETI EYEWEAR, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined in the Offer to Purchase (as defined below)) (i) if certificates ("Stock Certificates") evidencing shares of common stock, par value $0.001 per share, of Serengeti Eyewear, Inc., a New York corporation (the "Company"), are not immediately available, (ii) if Stock Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase dated
July 20, 2000 (the "Offer to Purchase")) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    First Chicago Trust Company of New York

               BY HAND:                               BY MAIL:                         BY OVERNIGHT DELIVERY:
     First Chicago Trust Company             First Chicago Trust Company            First Chicago Trust Company
             of New York                             of New York                            of New York
     Attention: Corporate Actions           Attention: Corporate Actions            Attention: Corporate Actions
     c/o Securities Transfer and                   P.O. Box 842010                      40 Campanelli Drive
       Reporting Services Inc.                  Boston, MA 02284-2010                   Braintree, MA 02184
     100 William Street--Galleria                                                         Attn: Serengeti

          New York, NY 10038                 BY FACSIMILE TRANSMISSION:
                                          (FOR ELIGIBLE INSTITUTIONS ONLY)
                                                   (781) 575-4826
                                                         or
                                                   (781) 575-4827
                                           CONFIRM RECEIPT OF FACSIMILE BY
                                                   TELEPHONE ONLY:
                                                   (781) 575-4816
                                                  FOR INFORMATION:
                                             (Banks and Brokerage Firms)
                                                   (800) 662-5200
                                                    Shareholders
                                                   (800) 566-9061

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Sunshine Acquisition, Inc., a New York corporation and a wholly owned subsidiary of Worldwide Sports and Recreation, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Number of Shares: ______________________________________________________________

Certificate Nos. (if available) ________________________________________________

Name(s) of Record Holder(s): ___________________________________________________
                                 (PLEASE PRINT)

Address(es): ___________________________________________________________________
                                   (ZIP CODE)

Account Number: ________________________________________________________________

Company Area Code and Tel. No.: ________________________________________________

Area Code and Tel. No.: ________________________________________________________

Signature(s): __________________________________________________________________

Dated: _____________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member in good standing of the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a book-entry confirmation of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an Agent's Message, in the case of the Book-Entry-Transfer Facility and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________
                             (AUTHORIZED SIGNATURE)

Name: __________________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Title: _________________________________________________________________________

Address: _______________________________________________________________________
                                   (ZIP CODE)

Area Code and Tel. No.: ________________________________________________________

Date: ______________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. STOCK CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.